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                                                                    EXHIBIT 23.2

Independent Auditors' Consent

We consent to the use in this Registration Statement of Safeway Inc. on Form S-4 of our report dated August 26, 1998 on the financial statements of Randall's Food Markets, Inc. appearing in the Annual Report on Form 10-K of Randall's Food Markets, Inc. for the year ended June 27, 1998 and included in this Registration Statement. We also consent to the reference to us under the heading "EXPERTS" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Houston, Texas
August 5, 1999